EXHIBIT 10.1
GAYLORD ENTERTAINMENT COMPANY
FORM OF
STOCK OPTION CANCELLATION AGREEMENT
     This STOCK OPTION CANCELLATION AGREEMENT (the “Agreement”) is by and between Gaylord Entertainment Company, a Delaware corporation (the “Company”), and _________(the “Employee”).
     WHEREAS, the Employee believes that it is in the best interest of the Company and its stockholders to voluntarily cancel existing Company stock options held by Employee set forth on Exhibit A (the “Cancelled Options”) that have relatively low incentive or retention value at this time so that additional shares become available for grant under the Company’s 2006 Omnibus Incentive Plan (the “2006 Plan”) which the Company may use for future equity grants to Company personnel in order to recruit, retain and motivate such personnel; and
     WHEREAS, the Company is relying upon the Employee’s surrender and cancellation of the Cancelled Options in making determinations about the future grant of equity awards pursuant to the 2006 Plan and otherwise in regard to the administration of the 2006 Plan;
     NOW, THEREFORE, the parties hereby agree as follows:
     Section 1. Cancellation of Options. The Employee hereby surrenders the Cancelled Options for cancellation, and the Company hereby accepts such surrender and cancellation. By execution of this Agreement, the parties have taken all steps necessary to cancel the Cancelled Options.
     Section 2. No Expectation or Obligation. The Company and Employee acknowledge and agree that the surrender and cancellation of the Cancelled Options described herein shall be without any expectation of the Employee to receive, and without imposing any obligation on the Company to pay or grant, any cash, equity awards or other consideration presently or in the future in regard to the cancellation of the Cancelled Options.
     Section 3. Miscellaneous. This Agreement contains all of the understandings between the Company and Employee concerning the cancellation of the options. The Company and Employee have made no promises, agreements, conditions, or understandings relating to this subject matter, either orally or in writing, that are not included in this Agreement. This Agreement may be executed in counterparts, each of which when signed by the Company and the Employee will be deemed an original and all of which together will be deemed the same agreement. This Agreement shall be governed and construed exclusively in accordance with the law of the State of Delaware applicable to agreements to be performed in the State of Delaware to the extent it may apply.

[signature page of Stock Option Cancellation Agreement]
               The Company and the Employee have caused this Agreement to be signed and delivered as of the 6th day of August, 2009.
GAYLORD ENTERTAINMENT COMPANY

By:
Name of Employee		Title:

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Exhibit A
Description of Cancelled Options
[Table]
TOTAL OPTIONS CANCELLED —

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